Exhibit 3.2

BYLAWS

OF

DOVA PHARMACEUTICALS, INC.

ARTICLE I

OFFICES

Section 1.              Principal Office. The principal office of Dova Pharmaceuticals, Inc. (the “Company”) shall be located in Charlottesville, Virginia, or at such other place within or without the State of Delaware as the Board of Directors may from time to time determine.

Section 2.              Additional Offices. The Company may have such additional offices at such other place within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Company may require.

ARTICLE II

SHAREHOLDERS’ MEETING

Section 1.              Annual Meeting. An annual meeting of shareholders shall be held within five (5) months after the close of the fiscal year of the Company on such date and at the time and place (either within or without the State of Delaware) as shall be fixed by the Board of Directors. At the annual meeting the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 2.              Special Meeting. A special meeting of the shareholders shall be called by the President (i) at the request in writing filed with the Secretary of a majority of the Board of Directors then in office or (ii) at the request in writing filed with the Secretary by the holders of majority of the issued and outstanding shares of the capital stock of the Company entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders shall be confined to the purposes set forth in the notice thereof.

Section 3.              Notice of Meetings.

(a)           Written notice of the time, place and purpose of every meeting of shareholders (and, if other than an annual meeting, the person or persons at whose discretion the meeting is being called), shall be given by the President, a Vice President or by the Secretary to each shareholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days prior to the date set for the meeting. Notice shall be given either personally, by mailing said notice by first class mail, or by electronic transmission to each shareholder at his or her address, facsimile number or email address appearing on the stock book of the Company or at such other address, facsimile number or email address supplied by him or her in writing to the Secretary of the Company for the purpose of receiving notice.

(b)           A written waiver of notice setting forth the purposes of the meeting for which notice is waived, signed by the person or persons entitled to such notice, whether before or after the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. The attendance by a shareholder at a meeting either in person or by proxy without protesting the lack of notice thereof shall constitute a waiver of notice of such shareholder.

(c)           All notices given with respect to an original meeting shall extend to any and all adjournments thereof and such business as might have been transacted at the original meeting may be transacted at any adjournment thereof. No notice of any adjourned meeting need be given if an announcement of the time and place of the adjourned meeting is made at the original meeting.

Section 4.              Quorum. The holders of a majority of the votes of shares of stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of shareholders except as otherwise provided by statute or the Certificate of Incorporation (as amended and/or restated from time to time, the “Certificate”). If, however, a quorum shall not be present or represented at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is once present to organize a meeting, such quorum is not deemed broken by the subsequent withdrawal of any shareholders.

Section 5.              Voting. Except as otherwise set forth in the Certificate, every shareholder entitled to vote at any meeting shall be entitled to one (1) vote for each share of stock entitled to vote and held by such shareholder of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. Any corporate action, other than the election of directors, shall be authorized by a majority of the votes cast in favor of or against such action by the holders of shares entitled to vote thereon except as otherwise provided in the Delaware General Corporation Law (the “DGCL”), the Certificate or the specific provision of a bylaw adopted by the shareholders.

Section 6.              Proxies.

(a)           Every proxy shall be valid only if filed with the Secretary of the Company or with the Secretary of the meeting prior to the commencement of voting on the matter in regard to which said proxy is to be voted. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise expressly provided in the proxy.

(b)           Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by the DGCL. Unless the proxy by its terms provides for a specific revocation date and except as otherwise provided by statute, revocation of a proxy shall not be effective unless and until such revocation is executed in writing by the shareholder who executed such proxy and the revocation is filed with the Secretary of the Company or with the Secretary of the meeting prior to the voting of the proxy.

(c)           A shareholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A shareholder may authorize another person or persons to act for the shareholder as proxy by telegram, cablegram or by other electronic transmission to the person who will be the holder of the proxy or to an agent duly authorized by the proxy holder to receive such transmission. Any such electronic transmission must set forth or be submitted with sufficient information from which it can be reasonably determined that the electronic transmission was authorized by the shareholder. The information relied upon by the inspectors or other persons making the determination shall be specified.

(d)           Any copy, facsimile or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 7.              Shareholders’ List. A list of shareholders as of the record date, certified by the Secretary of the Company or by a transfer agent appointed by the Board of Directors shall be prepared for every meeting of shareholders and shall be produced by the Secretary or some other officer of the Company thereat.

Section 8.              Inspectors at Meetings. In advance of any shareholders meeting, the Board of Directors may appoint one (1) or more inspectors to act at the meeting or at any adjournment thereof and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed or if such persons are unable to act at a meeting of shareholders, the person presiding at any such meeting may appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties as set forth in the DGCL, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 9.              Conduct of Meeting. All meetings of shareholders shall be presided over by the President, or if he or she is not present, by a Vice President, or if neither the President nor any Vice President is present, by Chairpersons thereby chosen by the shareholders at the meeting. The Secretary of the Company, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting but if neither the Secretary nor the Assistant Secretary is present, the Chairperson of the meeting shall appoint any person present to act as secretary of the meeting.

Section 10.            Action Without Meeting.

(a)           Whenever by any provision of law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Nothing in this paragraph shall be construed to alter or modify any provision of law or of the Certificate under which the written consent of the holders of all outstanding shares is required for corporate action.

(b)           No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this paragraph to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the Company by delivery to its registered office in this state, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE III

BOARD OF DIRECTORS

Section 1.              Function and Definition. The business and property of the Company shall be managed by its Board of Directors who may exercise all the powers of the Company and do all such lawful acts and things as are not by statute, by the Certificate or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 2.              Number and Qualification.

(a)           The number of directors constituting the entire Board shall not be less than three (3) nor more than five (5), as may be fixed by resolution of the Board of Directors or by the shareholders entitled to vote for the election of directors, provided that any such action of the Board shall require the vote of a majority of the entire Board. The phrase “entire board” as used herein means the total number of directors of the Company.

(b)           Each director shall be at least eighteen (18) years of age. A director need not be a shareholder, a citizen of the United States or a resident of the State of Delaware.

Section 3.              Election, Term and Vacancies.

(a)           Except as otherwise provided in this Section 3, all directors shall be elected at the annual meeting of shareholders and all directors who are so elected or who are elected in the interim to fill vacancies and newly created directorships shall hold office until the next annual meeting of the shareholders and his or her successor has been elected and qualified.

(b)           The members of the Board of Directors shall be elected by a plurality of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote thereon, except as otherwise provided in the Certificate.

(c)           In the interim between annual meetings of shareholders, newly created directorships resulting from an increase in the number of directors or from vacancies occurring in the Board, but not, except as hereinafter provided, in the case of a vacancy occurring by reason of removal of a director by the shareholders, may be filled by the vote of a majority of the directors, then remaining in office, although less than a quorum may exist.

(d)           In the case of a vacancy occurring in the Board of Directors by reason of the removal of one or more directors by action of the shareholders, such vacancy may be filled by the shareholders at a special meeting duly called for such purpose.

(e)           In the event a vacancy is not filled by such election by shareholders, whether or not the vacancy resulted from the removal of a director with or without cause, a majority of the directors then remaining in office, although less than a quorum, may fill any such vacancy.

Section 4.              Resignation; Removal.

(a)           Any Director may resign at any time, by giving written notice of such resignation to the Board of Directors or to the CEO or President, and such resignation shall be effective upon delivery of such notice or at such time as may be specified in such notice.

(b)           The shareholders entitled to vote for the election of directors may, at any time, remove any or all of the directors with or without cause.

Section 5.              Meetings.

(a)           The annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before the meeting, shall be held, without notice, immediately following the annual meeting of shareholders at the same place at which such shareholders’ meeting is held.

(b)           Regular meetings of the Board of Directors shall be held at such time and place, within or outside the State of Delaware as shall be fixed by resolution of the Board of Directors, and when so fixed no further notice thereof need be given. Regular meetings not fixed by resolution of the Board of Directors may be held on notice at such time and place as shall be determined by the Board or, in the absence of any such determination by the Board, by the CEO.

(c)           Special meetings of the Board of Directors may be called on notice at any time by the CEO, and shall be called by the CEO at the written request of a majority of the directors then in office.

Section 6.              Notice of Meetings.

(a)           In the case of all special meetings and of regular meetings not fixed by resolution of the Board, written notice of the time and place of each such meeting shall be mailed to each director by first class mail, charges prepaid, addressed to his or her residence or usual place of business, not less than three (3) days before the date on which such meeting is to be held, or shall be given personally, or by telephone (including a voice messaging system or other system of technology designed to record and communicate messages), facsimile, or by electronic mail or other electronic means, during normal business hours, not less than one (1) day before the date on which such meeting is to be held. The notice of the meeting need not specify the purpose of the meeting.

(b)           Any meeting of the Board of Directors for which notice is required by these Bylaws or by statute need not be given to any director who submits a signed Waiver of Notice whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. All signed Waivers of Notice shall be filed with the minutes of the meeting.

Section 7.              Conduct of Meetings. The CEO, if present, shall preside at all meetings of directors. At all meetings at which the CEO is not present any other director chosen by the Board shall preside.

Section 8.              Quorum, Adjournment and Voting.

(a)           Except as otherwise provided by the Certificate or these Bylaws, a majority of the entire Board shall be requisite and shall constitute a quorum at all meetings of the Board of Directors for the transaction of business. Where a vacancy or vacancies prevents such majority, a majority of the directors then in office shall constitute a quorum.

(b)           A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place without further notice other than an announcement at the meeting.

(c)           Except as otherwise provided by the Certificate or these Bylaws, when a quorum is present at any meeting, a majority of the directors shall decide any questions brought before such meeting and the act of such majority shall be the act of the Board.

Section 9.              Action Without Meeting. Any action required or permitted to be taken by the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action.

Section 10.            Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board of Directors or of any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving reasonable compensation therefor.

Section 11.            Committees. The Board of Directors, by resolution of a majority of the entire Board, may designate from among its members one or more committees, each consisting of one or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board except that no such committee shall have authority as to any of the following matters: (i) the submission to shareholders of any action that needs shareholders’ approval pursuant to statute, the Certificate or by these Bylaws; (ii) the filling of vacancies in the Board of Directors or in any committee thereof; (iii) the fixing of compensation of the directors for serving on the Board or on any committee thereof; (iv) the amendment or repeal of these Bylaws, or the adoption of new Bylaws; and (v) the amendment or repeal of any resolution of the Board of Directors which is not by its terms so amendable or repealable. The Board may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. Committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting of the Board next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of a third party shall be affected in any such revision or alteration.

ARTICLE IV

OFFICERS

Section 1.              Executive Officers. The officers of the Company shall be a Chief Executive Officer (“CEO”), a President, one or more Vice Presidents, a Treasurer or CFO, and a Secretary and such Assistant Treasurers or Assistant Secretaries and other officers as the Board of Directors may determine. Any two or more offices may be held by the same person.

Section 2.              Election. The CEO, President, one or more Vice Presidents, a Treasurer or CFO, and the Secretary shall be elected by the Board of Directors to hold office until the meeting of the Board held immediately following the next annual meeting of the shareholders and shall hold office for the term for which elected and until their successors have been elected and qualified. The Board of Directors may from time to time appoint all such other officers as it may determine and such officers shall hold office from the time of their appointment and qualifications until the time at which their successors are appointed and qualified. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 3.              Term of Office; Removal. All officers shall be elected or appointed by the Board of Directors and shall hold office for such time as may be prescribed by the Board of Directors. Any officer or agent elected or appointed by the Board of Directors may be removed for any reason or for no reason at all at any time by the Board of Directors. The election or appointment of any officer shall not of itself create any contractual rights.

Section 4.              Resignations. Any officer of the Company may resign at any time by giving written notice to the Board of Directors, the CEO or the Secretary. Any such resignation shall be effective upon delivery of such notice or at such time as may be specified therein.

Section 5.                                           Delegation of Powers. The Board of Directors may from time to time delegate the power or duties of any officer of the Company, in the event of his absence or failure to act otherwise, to any other officer or director or person whom the Board of Directors may select.

Section 6.                                           Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

Section 7.                                           CEO. The CEO shall have general charge of the business, affairs and property of the Company and general supervision of its other officers and agents. The CEO shall have full power and authority on behalf of the Company to attend, act and vote at any meeting of security holders of any corporations, partnerships, limited liability companies or other business entities in which the Company may hold securities. At such meeting(s), the CEO shall possess and may exercise any and all rights and power incident to the ownership of such securities which the Company might have possessed and exercised if it had been present. The CEO shall have authority to sign and execute in the Company name all appropriate agreements, mortgages, bonds, contracts and other instruments. The Company may from time to time confer like powers and authority upon any other person or persons.

Section 8.                                           President. Subject to the authority of the CEO, the President shall have general charge of the business, affairs and property of the Company and general supervision of its other officers and agents. The President shall have full power and authority on behalf of the Company to attend, act and vote at any meeting of security holders of any corporations, partnerships, limited liability companies or other business entities in which the Company may hold securities. At such meeting(s), the President shall possess and may exercise any and all rights and power incident to the ownership of such securities which the Company might have possessed and exercised if it had been present. The President shall have authority to sign and execute in the Company name all appropriate agreements, mortgages, bonds, contracts and other instruments. The Company may from time to time confer like powers and authority upon any other person or persons.

Section 9.                                           Vice President. Each Vice President shall perform such executive, supervisory and management functions and duties as may be assigned to him from time to time by the President, CEO or Board of Directors. Each Vice President shall have authority to sign and execute in the Company name all appropriate agreements, mortgages, bonds, contracts and other instruments, except (i) in all cases in which the signing or execution thereof shall be expressly delegated by the President or CEO to some other officer or agent of the Company, and (ii) as set forth below in this description of roles of officers. Each Vice President shall perform such other duties and have such other powers as may from time to time be prescribed by the President or CEO.

Section 10.                                    Treasurer or CFO. Subject to the direction of the Board of Directors, the Treasurer or CFO shall have the custody of the Company’s funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may from time to time be designated by the President or CEO, taking proper vouchers for such disbursements, and shall render to the President or CEO, whenever the President or CEO require it, an account of all of his or her transactions as Treasurer or CFO and of the financial condition of the Company.

Section 11.                                    Secretary. The Secretary shall record all votes and the proceedings of the Company in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Board of Directors or shareholders, and shall perform such other duties as may from time to time be prescribed by the President or CEO. The Secretary shall have custody of the seal of the Company, if any, and shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attended by the Secretary’s signature.

Section 12.                                    Other Officers. All other officers, if any, shall have such authority and shall perform such duties as may be specified from time to time by the Board of Directors.

Section 13.                                    Bonds. If the Board of Directors shall so require, any officer or agent of the Company shall give the Company a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

ARTICLE V

SHARE CERTIFICATES

Section 1.                                           Form; Signature. The certificates for shares of the Company shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and recorded in the books of the Company as they are issued. Each certificate shall state: (i) that the Company has been formed under the laws of the State of Delaware, and (ii) the registered holder’s name and the number and class of shares, and shall be signed by, or in the name of the Company by, the Chairperson or Vice-Chairperson of the Board of Directors or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and shall bear the seal of the Company, if any, or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, the signature of any such officer may be a facsimile signature. In case any officer who signed, or whose facsimile signature or signatures were placed on such certificate, shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Company with the same effect as if he were such officer at the date of issue.

Section 2.                                           Lost Certificates. The Board of Directors may direct that a new share certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Company and alleged to have been lost or destroyed, upon the furnishing to the Company of an affidavit to that effect by the person claiming that the certificate has been lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Company and its transfer agent(s) and registrar(s) a bond in such sum as it may direct (including a bond without limit as to amount) as indemnity against any claim which may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

Section 3.                                           Registration of Transfer. Upon compliance with the restrictions on the transferability of shares, if any, and upon surrender to the Company or any transfer agent of the Company of a certificate or certificates for shares duly indorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4.                                           Registered Shareholders. Except as otherwise provided by law, the Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares, to receive dividends or other distributions and to vote as such owner, and the Company shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof.

Section 5.                                           Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interest of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to such other action. In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as shareholders for the relevant purpose, notwithstanding any registration of transfer of shares on the books of the Company after any such record date so fixed.

ARTICLE VI

GENERAL PROVISIONS

Section 1.                                           Statutory Notices. The Board of Directors may appoint the Treasurer/CFO or any other officer of the Company to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or statement which may be required by the DGCL or by any other applicable statute.

Section 2.                                           Fiscal Year. The fiscal year of the Company shall be fixed by the Board of Directors by resolution duly adopted, and, from time to time, by resolution duly adopted, the Board of Directors may alter such fiscal year.

Section 3.                                           Corporate Seal. The corporate seal, if any, shall have inscribed thereon the name of the Company, the year of its incorporation and the words “Corporate Seal” and “Delaware” and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

Section 4.                                           Books and Records.

(a)                                 There shall be maintained at the principal office of the Company books of account of all the Company’s business and transactions.

(b)                                 There shall be maintained at the principal office of the Company or at the office of the Company’s transfer agent a record containing the names and addresses of all shareholders, the number and class of shares held by such and the dates when they respectively became the owners of record thereof.

Section 5.                                           Dividends. Subject to any provisions of the Certificate and the laws of the State of Delaware, dividends upon the outstanding shares of the Company may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, property or shares of the capital stock of the Company.

Section 6.                                           Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors may deem conducive to the interests of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.                                           Checks; Obligations. All checks, demands for money and notes or other instruments evidencing indebtedness or obligations of the Company shall be signed by such officer or officers, or such other person or persons, as the Board of Directors may from time to time designate.

Section 8.                                           Indemnification.

(a)                                 Right to Indemnification of Directors and Officers. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in clause (c) below, the Company shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

(b)                                 Prepayment of Expenses of Directors and Officers. The Company shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

(c)                                  Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Company, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(d)                                 Indemnification of Employees and Agents. The Company may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Company or, while an employee or agent of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Company shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

(e)                                  Advancement of Expenses of Employees and Agents. The Company may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

(f)                                   Non-Exclusivity of Rights. The rights conferred on any person by this Article VI Section 8 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

(g)                                  Other Indemnification. The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Company, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Company, partnership, limited liability company, joint venture, trust, organization or other enterprise.

(h)                                 Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Company’s expense insurance: (a) to indemnify the Company for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article VI Section 8; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Company under the provisions of this Article VI Section 8.

(i)                                     Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

Section 9.                                           Conflicts with Certificate of Incorporation. In the event of any conflict between the provisions of the Company’s Certificate and these Bylaws, the provisions of the Certificate shall govern.

Section 10.                                    Amendment of Bylaws. Subject to any additional vote required by the Company’s Certificate or these Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of these Bylaws.

AMENDMENT TO BYLAWS OF

DOVA PHARMACEUTICALS, INC.

The Bylaws (the “Bylaws”) of Dova Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), are hereby amended as follows, effective upon the execution of this amendment by the Secretary of the Corporation:

1.                  Article III, Section 2(a) of the Bylaws is hereby amended and restated to read in its entirety as follows:

(a) The number of authorized directors constituting the entire Board shall be fixed from time to time by resolution of the Board of Directors or by the shareholders entitled to vote for the election of directors, provided that any such action of the Board shall require the vote of a majority of the entire Board. The phrase “entire board” as used herein means the total number of directors of the Company.

Dated: 25 May, 2017	By:	/s/ Doug Blankenship
Doug Blankenship Secretary